Clover Health Announces Agreement to Settle Securities Class Action Litigation

April 24, 2023

FRANKLIN, Tenn., April 24, 2023 (GLOBE NEWSWIRE) -- Clover Health Investments, Corp. (NASDAQ: CLOV) (“Clover,” “Clover Health” or the “Company”), a physician enablement company committed to bringing access to great healthcare to everyone on Medicare, today announced that the Company has reached an agreement to resolve the securities class action captioned Bond v. Clover Health Investments, Corp. et al., Case No. 3:21-CV-00096 (M.D. Tenn.) (the “securities class action”), which was filed in the wake of its de-SPAC transaction. The proposed settlement contains no admission of liability or wrongdoing by any of the defendants, including the Company, and is subject to definitive documentation and final court approval.

On April 21, 2023, the parties to the securities class action entered into a memorandum of understanding providing for the settlement of the class action. Subject to negotiation of definitive documentation and final court approval, the class will receive $22 million dollars (less an award of fees and expenses to the plaintiffs’ counsel, as determined by the court), the defendants (including the Company) will receive customary releases, and the litigation will be concluded. The Company will use insurance proceeds totaling $19.5 million that have been advanced or have been committed to be advanced by the Company’s insurers to fund the settlement. The Company expects to pay $2.5 million of out-of-pocket costs to fund the settlement.

The Company previously filed a lawsuit in Delaware state court against certain of its insurers for full payment of its liabilities related to this securities litigation. The Company intends to continue to pursue that litigation against the insurance carrier defendants to seek to recover additional funds, and intends to oppose any efforts by the carrier defendants to recoup any insurance proceeds that they have advanced or committed to advance to date.

This settlement is subject to definitive documentation and final court approval. The defendants have denied all wrongdoing and have entered into this settlement to avoid the burden, expense, and distraction of ongoing litigation. Further information on the settlement will be available upon the filing of the formal notice of settlement to class members, and the above descriptions of the settlement is qualified entirely by the definitive settlement papers and corresponding notice.

Andrew Toy, Clover Health’s Chief Executive Officer, stated: “The Board and the Company are happy to have reached this settlement. While the Company believes that the securities class action was entirely without merit, we can now avoid the continued, substantial legal defense costs and distractions associated with the lawsuit. This resolution allows us to focus on what is important; building a strong, sustainable business which will benefit our members and shareholders alike.”

Clover notes that the settlement of the securities class action does not resolve or release the claims asserted in several, parallel derivative lawsuits filed in Delaware, New York, and Tennessee courts.

Forward-Looking Statements
Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the litigation and proposed settlement, including definitive documentation, final court approval and the availability of insurance proceeds, as well as expectations related to Clover Health's liquidity, future performance, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in Clover Health’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, including the Risk Factors section therein, and in its other filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

About Clover:
Clover Health (Nasdaq: CLOV) is a physician enablement company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes. We operate two distinct lines of business: Insurance and Non-Insurance. Through our Insurance line of business, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. Our Non-Insurance line of business similarly aims to reduce cost-of-care while enhancing the quality of care for patients enrolled in Original Medicare.

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com